China Construction Bank

Summary of RMB Working Capital Loan Contract

Contract No.: 23123402010002

Type of Loan: Industrial Enterprise Working Capital Loan

Borrower (Party A): Tianjin Tiens Life Resources Co., Ltd.
Residence: Fuyuan Road, Wuqing Industrial Park, Tianjin.
P.C.: 301700
Legal Representative (Responsible Person): Li Baolan
 Fax: 82137599                                                                     Tel: 82137577

Lender (Party B): China Construction Bank Co. Ltd., Tianjin Wuqing Branch
Residence: Juncture of Xinhua Road and Yongyang West Road, Wuqing District, Tianjin.
P.C.: 301700
 Responsible Person: Xi Yongli
 Fax: 29342461                                                                      Tel: 29342461

Whereas Party A applies to Party B for, and Party B agrees to provide Party A with a Working Capital Loan Contract (the “Contract”). Pursuant to relevant laws and regulations and through consultation, Party A and Party B enter into this Contract:

1.	The amount of the Contract shall be RMB twenty million (Uppercase).
2.	The loan hereunder shall be used for purchasing raw and assistant materials. Party A can not change the use of the loan without written approval by Party B.
3.	The term of the loan hereunder is one year, from October 20th 2010 to October 19th 2011.
The actual withdrawal date and due date are subject to the date recorded on the loan note between the borrower and the creditor. The above date should be adjusted to the first actually withdrawal date recorded on the loan note.
The loan note shall form an integral part of this contract.

4.	The interest rate and the penalty rate of the loan; Interest Calculation and payment.
4.1	Fixed interest rate. The interest rate is the benchmark interest rate for one year. There is no change during the term.
4.2	The penalty rate.
4.2.1	The penalty rate should be the interest rate up floating 100%, in the case that, Party A don’t use the loan as promised in the Contracts.
4.2.2	The penalty rate should be the interest rate up floating 50%, in the case that, Party A don’t repay the loan timely.
4.2.3	If the loan is neither repaid on time nor used in the way that comply with contract, the higher penalty interest rate of above will apply.
4.3
The interest should be calculated from the day of fist withdrawal transferred to the account assigned by Party A. The loan interest is calculated by day from the date of the actual loan-taking day, daily interest rate = annual interest rate/360. If Party A can not pay the interest timely, the interest should be paid by compounding interest from the next day.

5.	Interest Settlement.
5.1
Fixed-rate interest is calculated according to the agreed fixed rate. Floating-rate interest is calculated according to the determined rate in the floating period. If the interest rate is floated multiple times in one interest period, interest will be the cumulative amount of interests calculated according to different rates during floating period.

5.2	The interest on the loan is calculated monthly with the settlement date on the 20th of each month.
6.	Withdrawals and Loan Payments
6.1	The Withdrawals conditions.
Party A shall also meet the following conditions in terms of withdrawing the loan, unless Party B gives up wholly or partly:

6.1.1	The necessary approvals, registration, delivery, insurance and other legal approvals have been obtained by Party A.

6.1.2	Party A has completed the relevant guarantee (if there has) procedure requested by the lender and the guarantee is legitimate and continually effective.

6.1.3	Party A opens an account to receive and repay the loan as required by Party B.

6.1.4	Party A doesn’t breach any items of the contract and there has or may not have conditions which can impact the collection of the loan.

6.1.5	No laws, regulations, rules or authorized department forbids or limits the issuing of the loan.

6.1.6	Other conditions: N/A

6.1.7	Significant finance indicators of Party A should be subject to the Exhibit 2.

6.1.8	If any one of below happens, Party A should provide relevant information to Party B:

(1) A single withdrawal amount exceeds 5% of project total investment;

(2) A single withdrawal amount exceeds RMB 5 million;

The relevant information is including:

(1)	The loan note stamped by Party A;

(2)	The payment note stamped by Party A, for example, T.T Or m/t vouchers, bank draft application, signed checks and etc.

(3)	The exact trade information, just like the original or copies of the purchasing contracts, repayment loan contracts and etc.

(4)	Other document required by Party B.

6.1.9	If a single withdrawal amount doesn’t match the above, Party A should provide a plan which shows the usage of the loan or other document required by Party B.

6.1.10	All information and/or documents provided by Party A should be legal, real, whole, actual and effective. Other requirements required by Party B.

6.1.11	Other conditions: N/A

6.1.12	Party B can require Party A to pay all by entrust in certain condition that certain defaults are occurred by Party A.

6.2	Party A can apply withdrawal any time according to the needs of the project.

7.	The entrust account is_________.

8.
Party A shall pay to Party B the due interest on the Interest Payment Date. The first interest payment shall be made on the first Interest Payment Date after the Disbursement of the Loan. Upon the maturity date for the Loan, Party A shall pay in full all the unpaid interest together with the principal.

9.
Party A shall deposit into its account with Party B such funds as sufficient to repay the amount due to Party B before each Repayment Date specified in this Contract, and shall automatically transfer such funds to Party B for repayment; or Party A shall transfer a sufficient amount from its other accounts to make such repayment on the aforementioned Repayment Date.

10.	Prepayment. If Party A intends to pre- pay the loan, it should submit written application to Party B 30 days in advance. Upon Party B’s approval, Party A can prepay the loan or partly.

In the case of prepayment of the principal, the interest shall be calculated on the basis of the actual number of days elapsed and at the interest rate set forth in this Contract.

If Party A makes prepayment, Party B can charge compensation calculated by the following: the amount of compensation = the remaining term of the loan (in months, less than a month as one month) × prepayment amount × 1‰;
11.  Dispute Resolution
   Any dispute arising out of or in connection with this Contract shall be settled through friendly consultation. If no agreement is reached through such friendly consultation, such dispute shall be settled in accordance with Resolution（1）of the following:
(1) Instituting legal proceedings with the People’s Court in the location of Party B.
(2) Submitting the disputes to Arbitration Commission (the venue for such arbitration shall be __________), which shall be conducted in accordance with the arbitration rules in effect as of the date of submission. The arbitration award shall be final and binding on both Parties.
The Parties shall perform this Contract in accordance with the undisputed parts during the course of such legal proceedings or arbitration.
12.  Effectiveness
This Contract shall take effect upon the execution by the legal representative or authorized representative of Party A and by the responsible person or authorized representative of Party B with the company seals of both Parties affixed.
13.  This Contract Shall be Made in [4] Counterparts
14.  Representations
 14.1 Party A is fully informed and aware of the business purposes and powers of Party B.
 14.2 Party A has read all the terms of this Contract and Party B has given explanation as required by Party A. Party A hereby acknowledges that it fully understands all terms of this Contract and the corresponding legal consequences thereof.
 14.3 Party A has the right and power to execute this Contract.

Borrower (Party A): Tianjin Tiens Life Resources Co., Ltd.
Legal Representative (Responsible Person):
/s/ Li Baolan
Li Baolan
Date: 10/20/2010

Lender (Party B): China Construction Bank Co. Ltd.，Tianjin Wuqing Branch
Responsible Person:
/s/ Xi Yongli
Xi Yongli
Date: 10/20/2010